SUBLEASE

THIS SUBLEASE dated for reference April 1, 2005

BETWEEN:

Asset Logics Inc, a corporation with an address in the province of British Columbia and having an office at Suite 1000, 885 Dunsmuir St,V6C 1N5, Vancouver, BC V6H 1B5

(the “Sublandlord”)

AND:

CTT Distributors Inc.., a corporation duly incorporated under the laws of the province of British Columbia and having an office at Suite 1000, 885 Dunsmuir Street, Vancouver, British Columbia, V6C 1N5

(the “Subtenant”)

WHEREAS:

A.  By a lease made as of May 18th, 2004 (collectively, the “Head Lease leased to the Sublandlord upon and subject to the terms of the Head Lease, certain premises located on the 2nd floor in the building municipally known as Suite 1000, 885 Dunsmuir Street, Vancouver, British Columbia, V6C 1N5 (the “Building”), which premises (the “Leased Premises”) are more particularly described in the Head Lease.

B.  The Sublandlord and the Subtenant have agreed to enter into this Sublease on the terms hereinafter set forth.

NOW THEREFORE in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties agree as follows:

(1)	Capitalized Terms

Capitalized terms used in this Sublease will have the meanings ascribed to them in the Head Lease unless otherwise defined herein.

(2)	Grant Of Sublease.

Subject to the consent of the Head Landlord, the Sublandlord subleases the Leased Premises (referred to as the “Sublet Premises” in this Sublease) from the Sublandlord for the balance of the Term, less one day (the “Sublease Term”).

(3)	Basic Rent and Additional Rent

The Subtenant covenants to pay as basic rent (“Sublease Basic Rent”) for the whole period of the Sublease Term commencing on April 1, 2005 and ending on April 1, 2006 the sum of $12,000 per annum, in equal monthly instalments payable in advance on the first day of each and every month. The Subtenant covenants to pay all Additional Rent when due under the Head Lease. The Sublease Basic Rent and Additional Rent will be referred to collectively as “Rent”.

Sublease 1 Agr

(4)	Net Rent

Rent payable under this Sublease will be net and care free to the Sublandlord, and will be payable without deduction or set-off by the Subtenant throughout the Sublease Term. All costs incurred by the Sublandlord in collecting any amounts payable hereunder or enforcing any right or obligation of the Subtenant under this Sublease will be payable by the Subtenant on demand and will be deemed to be Rent for all purposes from the date demand therefor is made. In addition to Rent hereunder, the Subtenant will remit to the Sublandlord any goods and services tax or other tax or imposition collectible by the Sublandlord for the use of the Sublet Premises by the Subtenant or goods or services provided to the Subtenant, and the Sublandlord will be entitled to exercise all remedies in respect of any failure by the Subtenant to pay such amounts as if they were Rent in arrears. From the date any Rent or other amounts payable under this Sublease are due until they are actually paid, they will bear interest at the rate of [percentage] % per annum.

(5)	Subtenant’s Covenants.

The Subtenant acknowledges having received and read a copy of the Head Lease and covenants and agrees with the Sublandlord:

(a)	to perform all of the obligations of the Tenant under the Head Lease.

(b)	to abide by any rules and regulations governing the use of the Premises and the Building appended to the Head Lease, as the same may be amended from time to time;

(c)	to pay Rent and perform all of the obligations of the Subtenant under this Sublease;

(d)	not to do or omit to do any act in or around the Sublet Premises which would cause a breach of the Sublandlord’s obligations as Tenant under the Head Lease;

(e)
to promptly pay when due to the authorities having jurisdiction all Taxes (whether imposed upon the Subtenant or otherwise) attributable to the personal property, trade fixtures, business, income, or occupancy of the Subtenant or any other occupant of the Sublet Premises and to any leasehold improvements or fixtures within the Sublet Premises, and to the use by the Subtenant or its officers, employees, and invitees of any of the Common Facilities; and

(f)
to indemnify and save harmless the Sublandlord against and from any and all expenses, costs, damages, suits, actions, or liabilities arising or growing out of the failure of the Subtenant to perform any of its obligations hereunder and from all claims and demands of every kind and nature made by any person or persons to or against the Sublandlord for all and every manner of costs, damages, or expenses incurred by or injury or damage to such person or persons or his, her, or their property, to the extent such claims or demands arise out of the use and occupation of the Sublet Premises by the Subtenant or its officers, employees, or any other person authorized or permitted by the Subtenant to be on the Sublet Premises or in or about the Building or any of the above-mentioned, and from all costs, counsel fees, expenses, and liabilities incurred by reason of any such claim or any action or proceeding brought thereon.

(6)	Subtenant’s Breach

If the Subtenant fails to perform any of its obligations herein, the Sublandlord will have all of the remedies against the Subtenant which the Head Landlord has under the Head Lease for a breach thereof, whether expressly set out in the Head Lease or arising in law or equity.

Sublease 2 Agr

(7)	Sublandlord’s Covenants

Subject to the Head Landlord first consenting to this Sublease and the due performance by the Subtenant of its obligations herein, the Sublandlord covenants and agrees with the Subtenant:

(a)	for quiet enjoyment of the Sublet Premises;

(b)	to enforce against the Head Landlord for the benefit of the Subtenant the obligations of the Head Landlord under the Head Lease which materially affect the Sublet Premises;

(c)	to perform all of the obligations of the Sublandlord under this Sublease; and

(d)	to perform all of the obligations of the Sublandlord under the Head Lease which materially affect the Sublet Premises, including without limitation the payment of Rent pursuant to the Head Lease.

(8)	Use

The Sublet Premises will be used by the Subtenant solely for the purpose of corporate offices and for no other purpose.

(9)	Insurance

The Subtenant will take out and maintain throughout the Sublease Term insurance with respect to the Sublet Premises providing for the coverages and upon the terms required in the Head Lease to be maintained by the Sublandlord. The Sublandlord and the Head Landlord will be shown as named insureds on all liability policies, with a cross liability and severability of interest endorsement, and each property insurance policy will contain a waiver of subrogation with respect to the Head Landlord and the Sublandlord. The Subtenant releases the Sublandlord from any claim the Subtenant may have which is or would be insured against by the insurance policies which the Subtenant is required to maintain by this Sublease.

(10)	Assigning or Subletting by the Subtenant

The Subtenant agrees that with respect to any assigning or subletting by it, the provisions of the Head Lease apply with the following amendments thereto:

(a)	each reference to the Landlord, the Tenant, the Lease and the Leased Premises will become, respectively, the Sublandlord, the Subtenant, the Sublease and the Sublet Premises;

(b)	any references to a period of days will be extended by 30 days; and

(c)	the Sublandlord will have the additional right to withhold and/or delay its consent if it has not received the prior written consent of the Head Landlord.

(11)	Exercise of Rights

The determination of any state of facts, promulgation of any rules or regulations, or the taking of any other action or exercise of any other rights under the Head Lease which is permitted to the Head Landlord will, upon written notice to the Subtenant of such action or exercise, be binding upon the Subtenant and the Sublet Premises.

(12)	Paramountcy of Head Lease

The Subtenant acknowledges and agrees that it has no greater interest in the Sublet Premises than the Sublandlord under the Head Lease. To the extent that any right or benefit conferred by this Sublease contravenes or is incompatible with the Head Lease, such right or benefit will be amended or modified so as not to contravene or be incompatible with the Head Lease.

Sublease 3 Agr

(13)	Notices

All notices, consents, and approvals permitted or required to be given hereunder will be in writing and will be delivered to the Sublandlord or the Subtenant as the case may be as follows:

(a)	to the Sublandlord at Suite 1000, 885 Dunsmuir St,V6C 1N5, Vancouver, BC V6H 1B5

Attention: Peter Schriber;

(b)	to the Subtenant at the Sublet Premises

Attention: Amit Sankala

Any notice so made will be deemed to have been given and received on the date of delivery on a business day to an adult person on the premises specified above and if no adult person is present, by posting the notice prominently at the entrance of the premises specified.

(14)	Successors and Assigns

Except as otherwise provided herein, all of the rights and obligations of a party enure to the benefit of and are binding upon the successors and assigns of that party.

(15)	Further Assurances

Each party agrees to execute such further assurances as may be reasonably required from time to time by any other party to more fully effect the true intent of this Sublease.

(16)	Directory Boards

Subject to the Head Landlord’s consent and pursuant to the terms of the Head Lease, where applicable, the Subtenant will have the right to include the name of its firm on the Building directory board, in the main Building lobby, and on the 2nd floor of the Building at the Sublandlord’s expense.

(17)	Entire Agreement and “As Is”

This Sublease merges and supersedes all prior negotiations, representations, and agreements between the parties relating in any way to the Sublet Premises. The parties agree that there are no representations, covenants, agreements, warranties, or conditions in any way relating to the subject matter of this Sublease or the occupation or use of the Sublet Premises, whether express or implied, or otherwise, except as set forth in this Sublease.

(18)	Waiver

No waiver by the Sublandlord of a condition or the performance of an obligation of the Subtenant hereunder binds the Sublandlord unless in writing and executed by it, and no waiver given by the Sublandlord will constitute a waiver of any other condition or performance by the Subtenant of its obligations hereunder in any other case.

(19)	Sublease Execution and Head Landlord’s Consent Required

This Sublease and all subsequent amendments thereto are only binding on the Sublandlord and the Subtenant respectively, if in writing and executed by authorized signatories for the Sublandlord and the Subtenant and if executed copies thereof have been delivered to each party. It is a condition precedent to this Sublease and all obligations of the Sublandlord and Subtenant hereunder that the Head Landlord consents to this Sublease. The parties agree to use their commercially reasonable best efforts to obtain the consent of the Head Landlord to this Sublease, and to provide all such information and assurances (other than third-party guarantees or covenants or additional security) as the Head Landlord may reasonably require in this regard.

Sublease 4 Agr

(20)	Governing Law

This Sublease will be governed in accordance with laws applicable in the province of British Columbia, and the parties irrevocably attorn to the non-exclusive jurisdiction of the courts of British Columbia.

IN WITNESS WHEREOF the parties have duly executed this Sublease as of the date set out above.

[if a party is an individual:]

SIGNED, SEALED & DELIVERED

by [name] in the presence of:

_________________________________________
Signature of Witness

Name: ________________________________________

Address:______________________________________
_________________________________________

Occupation:___________________________________
) ) ) ) ) ) [name] ) ) ) ) ) ) ) )

[if a party is a corporation:]

The Corporate Seal of [name] has been affixed to this document in the presence of:

/s/ Authorized Signatory

Authorized Signatory        C/S

/s/ Authorized Signatory

Authorized Signatory

The consent to sublease should include the following schedule:

Sublease 5 Agr